Exhibit 99.1

Tyme Provides Clinical and Corporate Update for Fiscal Year End 2018

NEW YORK, April 9, 2018 (GLOBE NEWSWIRE) — Tyme Technologies, Inc. (NASDAQ:TYME), a clinical-stage oncology company developing metabolically-based cancer therapeutics, today announced a clinical and corporate update for the fiscal year ended March 31, 2018. The Company’s lead clinical program, SM-88, is a novel combination therapy designed to use cellular metabolism and oxidative stress to drive cancer cell death. SM-88 is being evaluated in two ongoing Phase II clinical trials for metastatic pancreatic cancer and prostate cancer.

“Tyme executed on multiple milestones in the fiscal fourth quarter, including major clinical, operational and financing events,” said Steve Hoffman, Tyme’s Co-Founder and Chief Executive Officer. “We had significant data presentations at two important oncology conferences, started a second large Phase II trial in pancreatic cancer and completed our first underwritten equity financing. We are now fully focused on successfully achieving multiple data milestones over the next 12 months and completing the transformation we began last year.”

Fiscal Fourth Quarter Milestones:

•	Opened first clinical site for Phase II trial in metastatic pancreatic cancer, with interim data expected around calendar year-end 2018

•	Reported results at the ASCO GI conference in January 2018 of SM-88’s treatment of pancreatic cancer patients, showing 30%of patients achieved a complete or partial response, and 80% of patients experienced no radiographic progression after starting SM-88 therapy. All patients maintained or improved multiple quality of life measures, including ECOG PS and pain scores

•	Reported interim results at the ASCO GU conference in February 2018 of SM-88’s treatment of pre-metastatic prostate cancer patients, showing 92% of patients maintained radiographic progression free survival. No moderate or severe adverse events related to drug were reported in any patient, with over 85 months of cumulative daily dosing of SM-88 in the trial

•	Initiated collaboration with the University of California, San Francisco to investigate SM-88 therapy in treatment of naïve prostate cancer patients

•	Enhanced corporate governance by expanding the independent Board, establishing a compensation committee and adopting several corporate policies common for development stage biotech companies

•	Completed first underwritten registered common stock offering, raising net proceeds of approximately $21 million

Additional Fiscal Year 2018 Milestones:

•	Announced five-year follow-up data from a 30 patient first human study in actively progressing metastatic cancer that had failed or refused all curative options. Demonstrated median overall survival of 30 months with 33% achieving complete or partial responses on monotherapy. An additional 57% maintained stable disease with a median overall survival of 30 months.

•	Multiple poster and abstract data releases at ASCO 2017 in June 2017 and ESMO 2017 in September 2017

•	Four patents issued covering the Tyme therapeutic platform and SM-88, with earliest expiration in 2032

•	Released preliminary animal model data showing the ability to calcify certain tumors with a variation of SM-88

•	Uplisted to the NASDAQ Capital Market

•	Added to management team with President & CFO, Chief Scientific Affairs Officer and Clinical Operations Officer, representing over 50 years of combined industry experience

•	Added to independent Board and advisors with Tommy Thompson, Briggs Morrison, David Carberry, Paul Sturman and Jim Biehl

Fiscal Year End 2018 Financial Results

As of March 31, 2018, the Company had approximately $29.0 million in cash and cash equivalents. Tyme’s cash burn rate for the fiscal fourth quarter was less than $4.0 million. These preliminary financial results for the fiscal year and quarter ended March 31, 2018 are unaudited and based on management analysis. The Company expects to report financial results in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (“SEC”). In the meantime, please refer to Tyme’s recent SEC filings at ir.tymeinc.com.

About Tyme

Tyme Inc., is a clinical-stage biotechnology company developing cancer therapeutics that are intended to be broadly effective across tumor types and have low toxicity profiles. Unlike targeted therapies that attempt to regulate specific mutations within cancer, the Company’s therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to compromise its defenses, leading to cell death through oxidative stress and exposure to the body’s natural immune system.

For more information, visit www.tymeinc.com.

Forward-Looking Statements/Disclosure Notice

In addition to historical information, this press release contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding our drug candidates (including SM-88), their clinical potential and non-toxic safety profiles, our drug development plans and strategies, our completed studies, ongoing and planned clinical trials, preliminary data results and the therapeutic design and mechanisms of our drug candidates; and readers can identify forward-looking statements by sentences or passages involving the use of terms such “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” or “anticipates,” and similar words (including their use in the negative) or by discussions of future matters such as the development of new products, technology enhancements, possible collaborations, the timing, scope and objectives of our planned clinical trials, funding plans and planned uses of proceeds, and other statements that are not historical. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of Tyme’s control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, that the information is of a preliminary nature and may be subject to change; uncertainties inherent in research and development, including the ability to achieve clinical study start and completion dates; the possibility of unfavorable study results, including unfavorable new clinical data and additional analyses of existing data; risks associated with early, initial data, including the risk that the final Phase II data may differ from prior study data or preliminary Phase II data; final results of additional clinical trials that may be different from the preliminary data analysis and may not support further clinical development; that past reported data are not necessarily predictive of future patient or clinical data outcomes; whether and when any applications or other submissions for SM-88 may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88; competitive developments; and the factors described in the section captioned “Risk Factors” of Tyme’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on June 12, 2017, as well as subsequent reports we file from time to time with the U.S. Securities and Exchange Commission (available at www.sec.gov). The data analyses discussed above are not necessarily predictive of future patient or clinical data outcomes.

The information contained in this press release is as of release date and Tyme assumes no obligation to update forward-looking statements contained in this release as a result of future events or developments.